Exhibit 23.2

Consent of Counsel

Reference is made to the annual report on Form 10-K of Eagle Bulk Shipping Inc. (the “Company”) for the year ended December 31, 2019 (the “Annual Report”) and the registration statements on Form S-8 (Registration No. 333-215118) and Form S-3 (Registration No. 333-217180) of the Company, including the prospectuses contained therein (the “Registration Statements”). We hereby consent to (i) the filing of this letter as an exhibit to the Annual Report, which is incorporated by reference into the Registration Statements and (ii) each reference to us and the discussions of advice provided by us in the Annual Report under the section “Item 1. Business-Tax Considerations” and to the incorporation by reference of the same in the Registration Statements, in each case, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to any part of the Registration Statements.

/s/ Seward & Kissel LLP
New York, New York
March 12, 2020